                                                                     Exhibit 4.1

                                                                   COMMON SHARES
           COMMON SHARES                                         Par Value $.001
           Par Value $.001
----------                                                       --------------
 NUMBER                        (Logo) CENTERPOINT                SHARES
                        PROPERTIES-Registered Trademark-
                                 WHERE INDUSTRY GROWS
 CP
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           CENTERPOINT PROPERTIES TRUST       Organized under the laws of the
                                              State of Maryland

           THIS CERTIFIES THAT                CUSIP




           IS THE OWNER OF

           FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

           CENTERPOINT PROPERTIES TRUST TRANSFERABLE ON THE BOOKS OF THE TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY ON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST OF THE TRUST, AS THE SAME MAY BE AMENDED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.
                WITNESS THE FACSIMILE SEAL OF THE TRUST AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

           DATED:

(Trust Seal)


           Secretary                              President

           Countersigned and Registered.
                FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                   Transfer Agent and Registrar



                                   Authorized Signature

                            CENTERPOINT PROPERTIES TRUST

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Trustees of the Trust of the number or value of the outstanding Equity Shares of the Trust (unless such person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitation must notify the Trust in writing at least 15 days prior to such proposed or attempted transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Shares which will be held in trust by the Trust.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between CenterPoint Properties Trust and First Chicago Trust Company of New York as Rights Agent, dated as of July 30, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CenterPoint Properties Trust. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CenterPoint Properties Trust will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that were, are or become beneficially owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) may become null and void and the holder of any of such Rights (including any subsequent holder) shall not have any right to exercise such Rights.

ON WRITTEN REQUEST TO THE TRANSFER AGENT, THE TRUST WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER A COPY OF THE DECLARATION OF TRUST OF THE TRUST, AS AMENDED, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER. IN ADDITION, THE TRUST WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER, ON WRITTEN REQUEST TO THE TRANSFER AGENT, A FULL STATEMENT OF (1) THE DESIGNATIONS AND PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE AND (2) THE AUTHORITY OF THE TRUSTEES TO SET THE RELATIVE RIGHTS TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



     TEN COM -- as tenants in common                             UNIF GIFT MIN ACT ______ Custodian_____________
     TEN ENT -- as tenants by the entireties                                      (Cust)            (Minor)
     JN TEN  -- as joint tenants with right of survivorship                     under Uniform Gifts to Minors
                and not as tenants in common                                    Act


      Additional abbreviations may also be used though not in the above list.


                                     ASSIGNMENT


     FOR VALUE RECEIVED, ___________________________________, HEREBY SELL,
ASSIGN AND TRANSFER UNTO


(PLEASE INSERT U.S. SOCIAL SECURITY NUMBER OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE.)

---------------

--------------------------------------------------------------------------------
               Please print or typewrite name and address, including zip code of assignee

--------------------------------------------------------------------------------
Common Shares of beneficial interest represented by the within Certificate, and so hereby irrevocably constitute and appoint

                                                                      Attorney,
----------------------------------------------------------------------
to transfer the Shares on the books of the within-named Trust, with full power of substitution in the premises.

Dated:                             Signature:
      -------------------------              -----------------------------------
                                   NOTE: The signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.